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                                                                     Exhibit 2.3

                              FIRST AMENDMENT TO
                             AGREEMENT AND PLAN OF
                           MERGER AND REORGANIZATION

     This First Amendment to Agreement and Plan of Merger and Reorganization ("First Amendment") is entered into as of September 29, 2000, by and among Terayon Communication Systems, Inc., a Delaware corporation ("Parent"), MN Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), Mainsail Networks, Inc., a Delaware corporation (the "Company"), and the Designated Stockholders.

                                   Recitals

     A. Whereas, Parent, Merger Sub, the Company and the Designated Stockholders have entered into that certain Agreement and Plan of Merger and Reorganization dated August 1, 2000 (the "Agreement"); and

     B. Whereas, Parent, Merger Sub, the Company and the Designated Stockholders desire to amend the Agreement to provide for the indemnification of Parent for potential liabilities arising from any allegation that the Company's architecture for the transmission of voice and data over a single medium infringes any patent.

                                   Agreement

     Pursuant to Section 10.15 of the Agreement, the parties to this First Amendment agree as follows:

     1. Definitions. Capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement

     2.   Amendments to Agreement.

          a. Section 3.5 of the Agreement is hereby amended and restated in full as follows:

          3.5 No Knowledge of Claims for Indemnification. Neither Parent nor the Merger Sub is aware of any information, situation or circumstance that is reasonably likely to give rise to a claim for indemnification under the provisions of Section 9 of this Agreement other than for claims for potential liabilities arising from any allegation that the Company's architecture for the transmission of voice and data over a single medium infringes any patent.
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          b.   Section 9.2 of the Agreement is hereby amended and restated in full as follows:

          9.2  Indemnification.

               (a) From and after the Effective Time (but subject to Section 9.1(a)), the Indemnitees may seek indemnification to the fullest extent permitted by law:

                    (i) from the Indemnification Escrow Fund, for any Damages that are directly or indirectly suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a result of, or are directly or indirectly connected with: (i) any inaccuracy in or breach of any representation or warranty set forth in Section 2 or in the Company's or the Designated Stockholders' Closing Certificates (without giving effect to any "Material Adverse Effect" or other materiality qualification or any similar qualification contained or incorporated directly or indirectly in such representation or warranty with respect to the calculation of Damages, but giving effect to any update to the Disclosure Schedule delivered by the Company to Parent prior to the Closing); provided, however, that notwithstanding any update to the Disclosure Schedule delivered by the Company to Parent prior to the Closing, the Indemnitees may seek indemnification from the Indemnification Escrow Fund for any Damages that are directly or indirectly suffered or incurred or to which the Indemnitees may otherwise become subject (but only to the extent such Damages relate to any third-party claim) and which arise from or as a result of, or are directly or indirectly connected with any claims for patent infringement made against the Company's current products, platform or products which were under development as of the Closing Date; (ii) any breach of any covenant or obligation of the Company or any of the Designated Stockholders (including the covenants set forth in Sections 4 and 5); or (iii) any Legal Proceeding relating to any inaccuracy or breach of the type referred to in clause "(i)" or "(ii)" above (including any Legal Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this Section
9); and

                    (ii) from the Designated Stockholders and the Venture Capital Funds (as defined in Section 9.3), for any Damages not fully satisfied first from the Indemnification Escrow Fund and subject to the limitations set forth in Section 9.3(b) that are directly or indirectly suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a result of, or are directly or indirectly connected with any inaccuracy in or breach of any representation or warranty set forth in Section 2.6 (as such representation or warranty relates to title of assets which are the subjection of Section 2.9) or 2.9 (collectively, the "Identified Representations") (without giving effect to any "Material Adverse Effect" or other materiality qualification or any similar qualification contained or incorporated directly or indirectly in such representation or warranty with respect to the calculation of Damages, but giving effect to any update to the Disclosure Schedule delivered by the Company to Parent prior to the Closing); provided, however, that notwithstanding any update to the Disclosure Schedule delivered by the Company to Parent prior to the Closing, subject to the limitations set forth in Section 9.3(b), the Indemnitees may seek indemnification from the Designated Stockholders and the Venture Capital Funds for any Damages not fully satisfied first from the Indemnification Escrow Fund resulting from claims for patent
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infringement made against the Company's current products, platform or products which were under development as of the Closing Date (but only to the extent such Damages relate to any third-party claim).

               (b) The Company and the Designated Stockholders acknowledge and agree that, if the Surviving Corporation suffers, incurs or otherwise becomes subject to any Damages as a result of or in connection with any inaccuracy in or breach of any representation, warranty, covenant or obligation, then (without limiting any of the rights of the Surviving Corporation as an Indemnitee) Parent shall also be deemed, by virtue of its ownership of the stock of the Surviving Corporation, to have incurred Damages as a result of and in connection with such inaccuracy or breach.

     3. Reaffirmation of Terms. This Amendment shall be construed in connection with and as part of the Agreement and all terms, conditions, representations, warranties, covenants and agreements set forth in the Agreement, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

     4. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

     5. Governing Law. This Amendment shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).









Remainder Of Page Intentionally Blank
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The parties hereto have caused this First Amendment to be executed and delivered as of September 29, 2000.

                                   Terayon Communications Systems, Inc.,
                                    a Delaware corporation

                                   By: /s/ Zaki Rakib
                                       -----------------------------------------



                                   MN Acquisition Corp.,
                                    a Delaware corporation

                                   By: /s/ Zaki Rakib
                                       -----------------------------------------



                                   Mainsail Networks, Inc.,
                                    a Delaware corporation

                                   By: /s/ Boris Zats
                                       -----------------------------------------




                                   Designated Stockholders



                                   /s/ Vlad Cherednichenko
                                   ---------------------------------------------
                                   Vlad Cherednichenko



                                   /s/ Alex Lubivy
                                   ---------------------------------------------
                                   Alex Lubivy



                                   /s/ John Walsh
                                   ---------------------------------------------
                                   John Walsh



                                   /s/ Boris Zats
                                   ---------------------------------------------
                                   Boris Zats
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                                   /s/ Lucy Zats
                                   ---------------------------------------------
                                   Lucy Zats



                                   /s/ Yuri Zats
                                   ---------------------------------------------
                                   Yuri Zats